Exhibit 21

                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY

                                                                 Jurisdiction of
Subsidiary                                                       Incorporation
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Watkins-Johnson FSC                                              Guam

Watkins-Johnson International                                    California